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                                                                 Exhibit (23)(a)


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses:

    (1) Registration Statements (Form S-3 No. 333-125553, No. 333-52560, No. 333-27849, No. 333-37241, No. 333-74958, No. 333-45556, No. 333-119255,
        No. 333-119256) of CMS Energy Corporation;

    (2) Registration Statement (Form S-4 No. 33-60007 and No. 33-55805) of CMS Energy Corporation;

    (3) Registration Statements (Form S-8 No. 333-32229 and No. 333-58686) pertaining to the CMS Energy Corporation Performance Incentive Stock Plan and Executive Stock Option Plan, respectively, and

    (4) Registration Statement (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company;

of our reports dated March 7, 2005, with respect to the consolidated financial statements and schedule of CMS Energy Corporation, CMS Energy Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of CMS Energy Corporation, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2004.


                                               /s/ Ernst & Young LLP


Detroit, Michigan
June 24, 2005